Exhibit 99.1

For Immediate Release	Media Contact:	Alisha Goff
503/627-7075
alisha.goff@tektronix.com

	Analyst Contact:	Paul Oldham
503/627-4027
paul.r.oldham@tektronix.com
Tektronix Reports Results for the
Second Quarter of Fiscal 2007
Orders Up 18% Year Over Year
BEAVERTON, Ore., December 14, 2006 — Tektronix, Inc. (NYSE: TEK) today reported net sales of $272.8 million and net earnings from continuing operations of $19.6 million or $0.24 per share for the second quarter ended November 25, 2006. This compares with net sales of $253.4 million and net earnings from continuing operations of $19.9 million or $0.24 per share for the same period last year. Excluding acquisition-related costs, business realignment costs, one-time items, and share-based compensation expense, net earnings from continuing operations were $29.0 million or $0.35 per share for the second quarter as compared with $25.8 million or $0.31 per share for the same period last year.
“This was a good quarter for Tektronix in many respects. We saw orders growth of 18% driven by strong demand for general purpose instruments and continued success in network monitoring for next generation networks. In addition, we saw orders growth in every geography,” said Rick Wills, Tektronix Chairman and CEO. “Strong orders resulted in sales growth of 8% over the prior year, and our strongest level of backlog in recent years. Pro forma earnings per share grew 13% on improved interest income, currency, and tax rate — partially offset by lower gross margin.”
Orders for the Instruments business were up 20% driven by a significant digital design win for logic analyzers, continued strong growth in oscilloscopes and excellent demand for our spectrum analyzer products — which grew over 50%.
Orders in the Communications business were up 7% driven by continued demand for next generation telecommunications network monitoring solutions. Wills continued, “However, we saw order growth slow modestly as a result of delayed capital expenditure investments and the timing of new installations.”
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Tektronix Second Quarter 2007 Results.../2
We continued to execute our growth strategy in the Instruments business by bringing to market several major products beginning with the introduction of the DSA8200 sampling oscilloscope, modules and software that represent significant performance advancements for testing the newest generation of serial data technologies. In addition, we made considerable progress in our two newer product categories. We introduced a high performance signal source for testing high-speed serial data bases and wideband digital RF technologies. Based on a new platform, it is the fastest and most versatile product in its class. And, we saw continued strong customer response to the recently introduced RSA6100A Series Real-Time Spectrum Analyzers. These products, which began shipping this quarter, increase our addressable market and contributed to strong growth in our spectrum analyzer products overall.
In our Communications business, we introduced the K1297-G35 WiMAX — the industry’s first protocol monitoring platform for functional test of mobile WiMAX broadband technologies. In addition, just after the close of the quarter, we completed the acquisition of Minacom, a leading provider of active probe test solutions used by telecommunications carriers, cable multi-service operators, and wireless and VoIP providers worldwide. This acquisition will expand Tektronix’ leadership and addressable market in monitoring next generation networks.
“Looking forward, we are encouraged by customer response to recent product introductions. We believe our markets for Instruments products remain stable and in spite of the recent slowing in the growth rates for our Communications products, we remain optimistic about our long-term opportunities in this business,” concluded Wills.
Third Quarter Guidance
For the third quarter of fiscal 2007, the company expects net sales to be approximately $275 — $285 million. Earnings per share from continuing operations are expected to be between $0.34 and $0.39 before mostly non-cash acquisition-related costs, business realignment costs, one-time items and share-based compensation expense.
Recent highlights include the following:
New product introductions, including:
•	The introduction of the new DSA8200 Digital Serial Analyzer sampling oscilloscope, modules and software, which represent the most significant performance advancement in TDR (time-domain-reflectometry) test technology in 20 years, in direct response to the demanding needs and compliance requirements of high-speed serial data standards.

•	The introduction of the new AWG7000 Arbitrary Waveform Generators which are built on a new platform and are the fastest, most capable and versatile AWGs available for testing of high-speed serial data and wideband digital RF signals.
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Tektronix Second Quarter 2007 Results.../3
•	The availability of the K1297-G35 WiMAX solution, the telecommunications industry’s first protocol monitoring platform for functional testing of Mobile WiMAX radio access products that are based on the IEEE 802.16e standard.

•	The introduction of the world’s most powerful WiMAX R&D Test Set, a new application specific test tool utilizing the RSA3408A Real-Time Spectrum Analyzer, which will enable engineering teams to more quickly detect, diagnose and resolve design issues for WiMAX end-user products.

•	The addition of TD-SCDMA — the mobile telecommunications standard developed for China - as an option to the market leading NetTek Wireless RF Field Tester. Tektronix is the first manufacturer to provide TD-SCDMA RF field test and measurement capabilities in a handheld form.

•	The availability of Spectra2|VQM (Video Quality Measurement) version 2.0, a next generation network test tool that delivers robust multi-user diagnostics monitoring for multicast and unicast IP video services and extends Tektronix’ IP video leadership for the diagnosis and analysis of Internet Protocol TV (IPTV).

•	The announcement of further extensions of IP Multimedia Subsystem (IMS) performance monitoring capabilities to the industry-leading Unified Assurance suite to enable true end-to-end performance monitoring and testing of current and next generation fixed, mobile and converged networks.
Key customer wins, including:
•	The selection by France’s Institut national de l’audiovisuel, the world’s first audiovisual archive center, to install the Tektronix MTS4EA Elementary Stream Analyzer software to augment its world-class training center and to help educate the next generation of AV and broadcast professionals.

•	The selection by Teligent, a global supplier of value added services to telecommunications carriers, of Tektronix’ Spectra2 portable diagnostics platform and conformance test suites to provide on-site testing and analysis of next generation networks.
Product awards, including:
•	A STAR Award from the Service & Support Professionals Association (SSPA) recognizing technology companies that display exceptional leadership, innovation, and commitment to service excellence. Tektronix was the only test and measurement industry firm that received a SSPA STAR Award for service and support delivery.

•	Just after the close of the quarter, Tektronix announced that the DPO4000 Oscilloscope won the Elektra ‘Product of the Year’ Award for quality of design, technical innovation and usability as judged by an independent panel of industry experts, including representatives from companies, trade bodies and academia, as well as editors from Electronics Weekly.
In addition, today Tektronix declared a quarterly cash dividend of $.06 per share on the outstanding common shares of the Company, payable on January 22, 2007 to shareholders of record as of the close of market on January 5, 2007.
Tektronix will be discussing its second quarter results and future guidance on a conference call today, beginning at 1:30 p.m. Pacific. A live Webcast of the conference call will be available at
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Tektronix Second Quarter 2007 Results.../4
www.tektronix.com/ir. A replay of the Webcast will be available at the same Web site for one year.
Tektronix presents pro forma measures of net earnings and net earnings per share from continuing operations that exclude the effects of acquisition-related costs, business realignment costs, share-based compensation and one-time items. The “Reconciliation of Pro Forma Measures to GAAP” reconciles the results of operations in accordance with generally accepted accounting principles (GAAP) to the pro forma results of operations. Tektronix presents pro forma results of operations to help readers differentiate the results of ongoing operating activity from results that include acquisition-related costs, business realignment costs, share-based compensation and one-time items. Some of these items pertain to events that have not yet occurred and are not possible to ascertain with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP for projected amounts is provided. In addition, in line with common industry practice and in order to enable comparability with other technology companies, guidance for pro forma results of operations excludes the effects of share-based compensation under FAS123R. Management of Tektronix uses these pro forma measures to evaluate the Company’s results of operations and for forecasting purposes.
Statements and information in this press release that relate to future events or results (including the Company’s statements and expectations regarding sales and earnings per share, markets, market position and market growth opportunities, strategic direction and the introduction of new products) are based on the Company’s current expectations. They constitute forward-looking statements subject to a number of risk factors, which could cause actual results to differ materially from those currently expected or desired. Those factors include: worldwide geopolitical and economic conditions; current and future business conditions in the electronics, communications, computer and advanced technologies industries; changes in order rates and customer cancellations, including changes in seasonal buying habits and timing of large orders; competitive factors, including pricing pressures, loss of key employees, technological developments and new products offered by competitors; changes in product and sales mix, and the related effects on gross margins; customer acceptance of large orders with delayed acceptance criteria; the Company’s ability to deliver a timely flow of competitive new products, and market acceptance of these products; the availability of parts and supplies from third-party suppliers on a timely basis and at reasonable prices; risks associated with compliance with the “Restriction of Hazardous Substances” worldwide regulatory provisions, including the associated conversion of current and future product designs and manufacturing processes to procure or produce lead-free products, and with export regulations; inventory risks due to changes in market demand or the Company’s business strategies; changes in effective tax rates; currency fluctuations; and the ability to develop effective sales channels. Further information on factors that could cause actual results to differ from those anticipated is included in filings made by the Company from time-to-time with the Securities and Exchange Commission, including but not limited to annual reports on Form 10-K and the quarterly reports on Form 10-Q.
About Tektronix
Tektronix is a leading supplier of test, measurement, and monitoring products, solutions and services for the communications, computer, and semiconductor industries — as well as military/aerospace, consumer electronics, education and a broad range of other industries worldwide. With 60 years of experience, Tektronix enables its customers to design, build, deploy, and manage next-generation global communications networks, advanced and pervasive technologies. Headquartered in Beaverton, Oregon, Tektronix has operations in 19 countries worldwide. Tektronix’ Web address is www.tektronix.com .
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Tektronix Second Quarter 2007 Results /5
Consolidated Statements of Operations

	Quarter Ended		Two Quarters Ended
	November 25,	November 26,	November 25,	November 26,
(In thousands, except per share amounts)	2006	2005	2006	2005

Net sales	$272,789	$253,396	$540,902	$488,456
Cost of sales	113,493	101,171	218,256	200,274

Gross profit	159,296	152,225	322,646	288,182

Research and development expenses	49,012	45,673	99,881	89,278
Selling, general and administrative expenses	84,164	73,103	164,037	141,668
Business realignment costs (credits)	(227)	1,880	2,369	4,361
Acquisition related costs and amortization	1,369	2,095	2,840	5,531
Loss (gain) on disposition of assets, net	(33)	23	521	27

Operating income	25,011	29,451	52,998	47,317

Interest income	4,263	2,888	8,933	5,980
Interest expense	(83)	(146)	(182)	(243)
Other non-operating expense, net	(1,597)	(1,993)	(2,608)	(2,979)

Earnings before taxes	27,594	30,200	59,141	50,075

Income tax expense	7,997	10,322	19,431	16,029

Net earnings from continuing operations	19,597	19,878	39,710	34,046

Gain (loss) from discontinued operations, net of income taxes	(4)	17	3	(65)

Net earnings	$19,593	$19,895	$39,713	$33,981

Earnings per share:
Continuing operations — basic	$0.24	$0.24	$0.49	$0.41
Continuing operations — diluted	$0.24	$0.24	$0.48	$0.40
Discontinued operations — basic	$—	$—	$—	$—
Discontinued operations — diluted	$—	$—	$—	$—
Net earnings — basic	$0.24	$0.24	$0.49	$0.41
Net earnings — diluted	$0.24	$0.24	$0.48	$0.40

Weighted average shares outstanding:
Basic	81,535	82,833	81,791	83,718
Diluted	83,151	83,584	83,379	84,438

Cash dividend declared per share	$0.06	$0.06	$0.12	$0.12
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Tektronix Second Quarter 2007 Results /6
Reconciliation of Pro Forma Measures to GAAP

	Quarter Ended							Quarter Ended
(In thousands, except per share amounts)	November 25, 2006							November 26, 2005
		Adjustments							Adjustments
				Share-based
	GAAP	Acquisitions		Compensation	Other		Pro Forma	GAAP	Acquisitions		Other	Pro Forma
Net sales	$272,789	—		—	—		$272,789	$253,396	—		—	$253,396
Cost of sales	113,493	(4,722	)(A)	(167)	—		108,604	101,171	(4,703	)(A)	—	96,468

Gross profit	159,296	4,722		167	—		164,185	152,225	4,703		—	156,928
Gross margin	58.4%						60.2%	60.1%				61.9%
Research and development expenses	49,012	—		(1,622)	—		47,390	45,673	—		—	45,673
Selling, general and administrative expenses	84,164	—		(3,887)	—		80,277	73,103	—		—	73,103
Business realignment costs (credits)	(227)	—		—	227		—	1,880	—		(1,880)	—

Acquisition related costs:
Write-off of IPR&D	—	—		—	—		—	—	—		—	—
Amortization of acquired intangible assets	1,284	(1,284)		—	—		—	1,293	(1,293)		—	—
Amortization of stock option compensation	63	(63)		—	—		—	84	(84)		—	—
Transition expenses	22	(22)		—	—		—	718	(718)		—	—

Total acquisition related costs	1,369	(1,369)		—	—		—	2,095	(2,095)		—	—

Loss (gain) on disposition of assets, net	(33)	—		—	—		(33)	23	—		—	23

Operating income	25,011	6,091		5,676	(227)		36,551	29,451	6,798		1,880	38,129
Operating margin	9.2%						13.4%	11.6%				15.0%

Other income, net	2,583	—		—	2,734	(B)	5,317	749	—		—	749

Earnings before taxes	27,594	6,091		5,676	2,507		41,868	30,200	6,798		1,880	38,878

Income tax expense	7,997	2,253		1,808	821		12,879	10,322	2,298		471	13,091

Net earnings from continuing operations	$19,597	3,838		3,868	1,686		$28,989	$19,878	4,500		1,409	$25,787

Earnings per share — diluted	$0.24						$0.35	$0.24				$0.31

Weighted average shares outstanding — diluted	83,151						83,151	83,584				83,584

	Two Quarters Ended							Two Quarters Ended
	November 25, 2006							November 26, 2005
		Adjustments							Adjustments
				Share-based
	GAAP	Acquisitions		Compensation	Other		Pro Forma	GAAP	Acquisitions		Other	Pro Forma
Net sales	$540,902	—		—	—		$540,902	$488,456	—		—	$488,456
Cost of sales	218,256	(10,695	)(A)	(167)	—		207,394	200,274	(9,815	)(A)	—	190,459

Gross profit	322,646	10,695		167	—		333,508	288,182	9,815		—	297,997
Gross margin	59.6%						61.7%	59.0%				61.0%
Research and development expenses	99,881	—		(2,850)	—		97,031	89,278	—		—	89,278
Selling, general and administrative expenses	164,037	—		(6,860)	—		157,177	141,668	—		—	141,668
Business realignment costs (credits)	2,369	—		—	(2,369)		—	4,361			(4,361)	—

Acquisition related costs:
Write-off of IPR&D	—	—		—	—		—	365	(365)		—	—
Amortization of acquired intangible assets	2,619	(2,619)		—	—		—	2,577	(2,577)		—	—
Amortization of stock option compensation	144	(144)		—	—		—	174	(174)		—	—
Transition expenses	77	(77)		—	—		—	2,415	(2,415)		—	—

Total acquisition related costs	2,840	(2,840)		—	—		—	5,531	(5,531)		—	—

Loss (gain) on disposition of assets, net	521	—		—	—		521	27	—		—	27

Operating income	52,998	13,535		9,877	2,369		78,779	47,317	15,346		4,361	67,024
Operating margin	9.8%						14.6%	9.7%				13.7%

Other income, net	6,143	—		—	2,734	(B)	8,877	2,758	—		—	2,758

Earnings before taxes	59,141	13,535		9,877	5,103		87,656	50,075	15,346		4,361	69,782

Income tax expense	19,431	5,006		3,270	1,725		29,432	16,029	5,465		1,247	22,741

Net earnings from continuing operations	$39,710	8,529		6,607	3,378		$58,224	$34,046	9,881		3,114	$47,041

Earnings per share — diluted	$0.48						$0.70	$0.40				$0.56

Weighted average shares outstanding — diluted	83,379						83,379	84,438				84,438

(A)	Amortization of acquired intangible assets and non-cash expense for inventory step up adjustment to fair value

(B)	Increase to Environmental Reserves
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Tektronix Second Quarter 2007 Results /7
Consolidated Balance Sheets

(In thousands)	November 25, 2006	May 27, 2006

ASSETS
Current assets:
Cash and cash equivalents	$155,918	$215,587
Short-term marketable investments	115,035	121,346
Trade accounts receivable, net	196,044	174,599
Inventories	162,350	156,351
Other current assets	77,499	69,002

Total current assets	706,846	736,885

Property, plant and equipment, net	128,891	127,510
Long-term marketable investments	172,121	103,839
Goodwill, net	306,978	307,189
Pension asset	233,968	239,128
Other long-term assets	101,963	119,539

Total assets	$1,650,767	$1,634,090

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$142,700	$133,323
Accrued compensation	68,304	71,718
Deferred revenue	89,033	66,677

Total current liabilities	300,037	271,718

Deferred income taxes	57,363	65,935
Other long-term liabilities	108,346	108,868

Shareholders’ equity:
Common stock	548,570	540,718
Retained earnings	611,631	620,465
Accumulated other comprehensive income	24,820	26,386

Total shareholders’ equity	1,185,021	1,187,569

Total liabilities and shareholders’ equity	$1,650,767	$1,634,090

Shares outstanding	82,370	83,719
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Tektronix Second Quarter 2007 Results /8
Selected Additional Financial Data

		Quarter Ended			Two Quarters Ended
	%	November 25,	November 26,	%	November 25,	November 26,
(Dollars in thousands)	Growth	2006	2005	Growth	2006	2005

Orders Data:

Orders	18%	$302,193	$256,910	11%	$557,592	$502,425

U.S.	22%	116,879	95,723	17%	213,073	181,854
International	15%	185,314	161,187	7%	344,519	320,571

Instruments Business	20%	248,096	206,484	17%	446,375	381,255
Communications Business	7%	54,097	50,426	(8%)	111,217	121,170

Sales Data:

Net Sales	8%	$272,789	$253,396	11%	$540,902	$488,456

U.S.	(3%)	89,378	92,079	6%	187,357	176,482
International	14%	183,411	161,317	13%	353,545	311,974

Instruments Business	7%	205,244	192,250	9%	403,456	369,619
Communications Business	10%	67,545	61,146	16%	137,446	118,837

Income Statement Items as a Percentage of Net Sales:

Cost of sales		42%	40%		40%	41%
Research and development expenses		18%	18%		18%	18%
Selling, general and administrative expenses		31%	29%		30%	29%
Business realignment costs (credits)		0%	1%		0%	1%
Acquisition related costs and amortization		1%	1%		1%	1%
Loss (gain) on disposition of assets, net		0%	0%		0%	0%
Operating income		9%	12%		10%	10%

Capital Expenditures and Depreciation:

Capital expenditures		$7,752	$9,889		$13,876	$18,633
Depreciation and amortization expense		$7,245	$6,931		$14,542	$13,937

Balance Sheet:	Quarter Ended	Quarter Ended	Year Ended
	November 25,	August 26,	May 27,
	2006	2006	2006
Cash and Marketable Investments:
Cash and cash equivalents	$155,918	$200,360	$215,587
Short-term marketable investments	115,035	129,002	121,346
Long-term marketable investments	172,121	105,351	103,839

Cash and Marketable Investments	$443,074	$434,713	$440,772

Accounts receivable as a percentage of net sales	16.8%	16.1%	15.9%
Days sales outstanding	65.4	57.8	61.1
Countback days sales outstanding	54.6	49.3	46.6

Inventory as a percentage of net sales	15.0%	15.0%	13.8%
Inventory turns	2.8	2.6	2.9

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